STATE OF NEVADA

ROSS MILLER Secretary of State	SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

OFFICE OF THE

SECRETARY OF STATE

Certified Copy

July 28, 2011

Job Number:	C20110728-2024
Reference Number:	00003188131-75
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20070491982-22	Articles of Incorporation	1 Pages/1 Copies
20100089610-77	Stock Split	1 Pages/1 Copies

Certified By: Chris Thomann Certificate Number: C20110728-2024 You may verify this certificate online at http://www.nvsos.gov/	Respectfully, ROSS MILLER Secretary of State

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070491982-22
[signature]	Filing Date and Time 07/17/2007 6:18 AM
Ross Miller Secretary of State State of Nevada	Entity Number E0515782007-5

Articles of Incorporation

(PURSUANT TO NRS 78)

1. **Name of Corporation:**	Jin Jie Corp
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Name: Business Filings Incorporated (MANDATORY) Physical Street Address: 6100 Neil Road, Suite 500, City: Reno, Nevada, Zip Code: 89511 (OPTIONAL) Mailing Address: City: State: Zip Code:
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: 50,000,000 Par value per share: $ 0.001 Number of shares without par value:
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Name: Ka Lai Lai Street Address: 409 - 4th Floor Tsui King House, Choi Hung Estate, City: Hong Kong, State: Hong Kong, Zip Code: 0 2. Name: Wei Xiang Zeng Street Address: 409 - 4th Floor Tsui King House, Choi Hung Estate, City: Hong Kong, State: Hong Kong, Zip Code: 0 3. Name: Street Address: City: State: Zip Code:
5. **Purpose:** (optional - see instructions)	The purpose of this Corporation shall be: All lawful business
6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	Name: The Nevada Company, Terese Coulthard, Asst. Sec. Signature: X [signature] Address: 8025 Excelsior Drive, Suite 200, City: Madison, State: WI, Zip Code: 53717
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R. A. or On Behalf of R. A. Company Date: July 16, 2007

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form 78 Articles 2007
Revised on: 01/01/07

ROSS MILLER Secretary of Slate 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

	Filed in the office of	Document Number 20100089610-77
	Ross Miller	Filing Date and Time 02/11/2010 11:00 AM
Certificate of Change Pursuant	Secretary of State State of Nevada	Entity Number E0515782007-5
to NRS 78.209

USe BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

Jin Jie Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

50,000,000 shares of common stock at $0.001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

1,750,000,000 shares of common stock at $0.001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

35 new shares of common stock will be issued for every one old share of common stock

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued, fractional shares will be rounded up to the next whole number.

7.	Effective date of filing: (optional)	February 17, 2010

8.	Signature: (required)	(must not be later than 90 days after the certificate is filed)

X	President
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Stock Split
This form must be accompanied by appropriate fees.	Revised: 3-8-09